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(Exhibit 5.1)
                            Morrison & Foerster llp
                              5200 Republic Plaza
                                370 17th Street
                          Denver, Colorado  80202-5638

                                 July 21, 2000

Optika Inc.
7450 Campus Drive, 2nd Floor
Colorado Springs, Colorado 80920

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-8, being filed by Optika Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission relating to the registration of 1,832,657 shares ("Shares") of the Company's Common Stock, $0.001 par value, which will be issuable from time to time under the Securities Act of 1933, as amended, under the Company's 1994 Stock Option/Stock Issuance Plan (the "1994 Plan"), the 2000 Non-Officer Stock Incentive Plan (the "Non-Officer Plan") and the 2000 Employee Stock Purchase Plan (the "2000 Plan").

     In connection therewith, we have reviewed such Registration Statement, the Company's filings with the Securities and Exchange Commission, certain of the Company's corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the 1994 Plan, the Non-Officer Plan and the 2000 Plan and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinions set forth herein.

     We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy, as to matters of fact, of officers of the Company. We have relied on Company records and have assumed the accuracy and completeness thereof.

     Based upon and subject to the foregoing, we are of the opinion that:

1. The 1,832,657 Shares issuable under the 1994 Plan, the Non-Officer Plan and the 2000 Plan have been duly authorized and, when issued and delivered in accordance with the terms of such plans, will be validly issued, fully paid and nonassessable.

     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

                                          Very truly yours,

                                          /s/  Morrison & Foerster LLP